UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2023

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partner Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 13, 2023, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding membership interests (the “Acquired Interests”) of Cherry Creek Minerals LLC, a Colorado limited liability company (the “Acquired Company”), pursuant to a securities purchase agreement (the “Purchase Agreement”) by and among the Partnership, Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco”), and LongPoint Minerals II, LLC, a Colorado limited liability company (“LongPoint”).

As previously disclosed, on August 2, 2023, the Partnership entered into a Series A Preferred Unit Purchase Agreement (the “Preferred Purchase Agreement”) with certain funds managed by affiliates of Apollo (NYSE: APO) (collectively, the “Purchasers”) to issue and sell up to 400,000 Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $1,000 per Preferred Unit, resulting in gross proceeds to the Partnership of up to $400 million. On September 13, 2023, the Partnership sold, and the Purchasers purchased, 325,000 Preferred Units, resulting in gross proceeds to the Partnership of $325 million. The Preferred Units were offered in a private placement exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act (the “Private Placement”). The terms and provisions of the Preferred Purchase Agreement are described in the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 2, 2023 (the “Signing 8-K”).

Item 1.01. Entry into a Material Definitive Agreement.

Board Rights Agreement

On September 13, 2023, pursuant to the Preferred Purchase Agreement, the Partnership, Kimbell Royalty GP, LLC, the general partner of the Partnership (the “General Partner”), and Kimbell GP Holdings, LLC entered into a Board Representation and Observation Agreement (the “Board Rights Agreement”) with the Purchasers. Pursuant to the Board Rights Agreement, the Partnership granted holders of the Preferred Units (i) the right to appoint an observer to the board of directors of the General Partner (the “Board”) beginning five years after the issuance of the Preferred Units, (ii) the right to appoint one member to the Board beginning six years after the issuance of the Preferred Units and (iii) in the case of events of default with respect to the Preferred Units, the right to appoint two members of the Board beginning seven years after the issuance of the Preferred Units. The information regarding the Board Rights Agreement set forth in Item 1.01 of the Signing 8-K is incorporated into this Item 1.01 by reference.

The foregoing description of the Board Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Board Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On September 13, 2023, pursuant to the terms of the Preferred Purchase Agreement, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which, among other things, the Partnership has agreed to (i) prepare, file with the Commission and use its reasonable best efforts to cause to become effective within 120 days of the execution of the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement”) with respect to the resale of the common units representing limited partner interests in the Partnership (the “Common Units”) issuable upon conversion of the Preferred Units by the Purchasers (such Common Units being “Registrable Securities”) that would permit some or all of the Registrable Securities to be resold in registered transactions, (ii) use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement while the Purchasers and each of their transferees that hold Registrable Securities are in possession of Registrable Securities and (iii) under certain circumstances, initiate underwritten offerings for the Registrable Securities.

If the Shelf Registration Statement is not effective prior to the day the Preferred Units are convertible into Common Units pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fifth Amended and Restated Partnership Agreement”), then the Purchasers will be entitled to certain liquidated damages as set forth in the Registration Rights Agreement.

In addition, the Registration Rights Agreement permits the Purchasers to request to sell any or all of their Registrable Securities in an underwritten offering that is registered pursuant to a Shelf Registration Statement, subject to certain exceptions, including, among other things, that the gross proceeds from the sale are reasonably expected to exceed $50 million in the aggregate.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 13, 2023, the Partnership completed the Acquisition of all of the issued and outstanding membership interests of the Acquired Company pursuant to the Purchase Agreement. The terms and provisions of the Purchase Agreement is described in the Signing 8-K. The aggregate consideration for the Acquisition consisted of approximately $455 million in cash (the “Cash Consideration”). The Partnership funded the Cash Consideration with borrowings under the Partnership’s revolving credit facility and net proceeds from the Private Placement.

Upon the completion of the Acquisition, the Acquired Company became a wholly-owned subsidiary of the Partnership.

Item 3.02. Unregistered Sales of Equity Securities.

As reported in the Signing 8-K, on August 2, 2023, the Partnership entered into the Preferred Purchase Agreement with the Purchasers to issue and sell the Preferred Units in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Preferred Purchase Agreement, the Partnership issued and sold the Preferred Units to the Purchasers on September 13, 2023. The terms and provisions of the Preferred Units are described in detail in the Signing 8-K, and such descriptions are incorporated into this Item 3.02 by reference to the Signing 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

On September 13, 2023, the Partnership issued the Preferred Units pursuant to the Preferred Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on September 13, 2023, pursuant to the terms of the Preferred Purchase Agreement, the Partnership entered into the Registration Rights Agreement with the Purchasers relating to the resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report on Form 8-K, as well as in the Signing 8-K, which descriptions are incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fifth Amended and Restated Agreement of Limited Partnership of the Partnership

On September 13, 2023, in connection with the issuance of the Preferred Units, the General Partner amended and restated the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Fifth Amended and Restated Partnership Agreement, which sets forth, among other things, the rights, preferences, privileges and other terms relating to the Preferred Units.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Fifth Amended and Restated Partnership Agreement is set forth in the Signing 8-K and is incorporated herein by reference.

The foregoing description of the Fifth Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Fifth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Third Amended and Restated Limited Liability Company Agreement of Opco

On September 13, 2023, in connection with the issuance of the Preferred Units, the Partnership, as managing member of Opco, amended and restated the Second Amended and Restated Limited Liability Company Agreement of Opco by executing the Third Amended and Restated Limited Liability Company Agreement of Opco (the “Third Amended and Restated LLC Agreement”), which authorizes a new class of units to be designated as Series A Preferred Units (the “Preferred Opco Units”) and sets forth the rights, preferences, privileges and other terms relating to the Preferred Opco Units.

The foregoing description of the Third Amended and Restated LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amended and Restated LLC Agreement, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

Transition Services Agreement

Pursuant to the terms of the Purchase Agreement, a Transition Services Agreement by and between Opco and FourPoint Energy, LLC (“FourPoint”) became effective on September 13, 2023 (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, FourPoint will provide certain administrative services and accounting assistance on a transitional basis for monthly service fee of approximately $250,000 for the four-month period ending January 13, 2024, at which point the Transition Services Agreement will automatically renew on a month-to-month basis through January 13, 2025, unless earlier terminated by Opco delivering a notice of termination.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of LongPoint Minerals II, LLC are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b) Financial Statements of Business Acquired.

Pro forma financial information relative to LongPoint Minerals II, LLC is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d) Exhibits

Number	Description
3.1	Fifth Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, dated as of September 13, 2023
3.2*	Third Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC, dated as of September 13, 2023
4.1†	Registration Rights Agreement, dated as of September 13, 2023, by and among Kimbell Royalty Partners, LP and the parties listed on the signature page thereof
10.1†	Board Representation and Observation Agreement, dated as of September 13, 2023, by and among Kimbell Royalty Partners, LP, Kimbell GP Holdings, LLC, Apollo Accord+ Aggregator A, L.P., Apollo Accord V Aggregator A, L.P., Apollo Defined Return Aggregator A, L.P., Apollo Calliope Fund, L.P., Apollo Excelsior, L.P., Apollo Credit Strategies Master Fund Ltd., Apollo Atlas Master Fund, LLC, Apollo Union Street SPV, L.P., Host Plus PTY Limited - Accord, Apollo Delphi Fund, L.P., Apollo Royalties Fund I, L.P., AHVF (AIV), L.P., AHVF Intermediate Holdings, L.P., AHVF TE/892/QFPF (AIV), L.P. and ACMP Holdings, LLC
10.2†*	Transition Services Agreement, by and between Kimbell Royalty Operating, LLC and FourPoint Energy, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Schedules and exhibits to this exhibit omitted because the information is both not material and is the type that the registrant treats as private or confidential. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†	Certain confidential information contained in this document, has been redacted in accordance with Instructions as to Exhibits to Form 8-K, because (i) the registrant customarily and actually treats that information as private or confidential and (ii) the omitted information is not material. “[***]” indicates where the information has been omitted from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer
Date: September 13, 2023